SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[   ] Soliciting Material under §240.14a-12

Brandes Investment Trust
(Name of Registrant as Specified In Its Charter)

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YOUR IMMEDIATE ATTENTION IS REQUESTED

Special Meeting of Shareholders Scheduled for November 7, 2016

Brandes Core Plus Fixed Income Fund	Brandes Global Opportunities Value Fund
Brandes Credit Focus Yield Fund	Brandes International Equity Fund
Brandes Emerging Markets Value Fund	Brandes International Small Cap Equity Fund
Brandes Global Equity Fund	Brandes Separately Account Reserve Trust
Brandes Global Equity Income Fund

Dear Shareholder:

We recently distributed proxy materials in connection with a Special Meeting of Shareholders for the above Brandes Funds (each, a “Fund” and collectively, the “Funds”) which we will hold on November 7, 2016. The Special Meeting of Shareholders is fast approaching and our records indicate that we have not yet received your vote. In an effort to avoid incurring further expenses, we are asking you to please take a moment now to submit your vote. You may think your vote is inconsequential, but your participation helps us to avoid costly adjournments and additional solicitations. Shareholders will be asked to vote on the following proposals:

Proposal Summary	Fund(s) Voting on the Proposal

1. To elect three nominees to serve on the Board of Trustees of the Trust.	All Funds
2. To approve an amendment to the Trust’s Agreement and Declaration of Trust authorizing the Board of Trustees to terminate a class of shares without shareholder approval.	All Funds

3. To eliminate the Class E shares of the Brandes Core Plus Fixed Income, Brandes Global Equity, and Brandes International Equity Funds.	Class E holders of the Brandes Core Plus Fixed Income, Brandes Global Equity, and Brandes International Equity Funds
The Board of Trustees of the Trust recommends that shareholders vote “For” each of the applicable Proposals.

While to date, an overwhelming majority of the votes received have been cast in favor of the proposals, a quorum of the shares entitled to vote has not yet been achieved.

The proxy statement is available online at www.OkapiVote.com/Brandes

In order for your vote to be represented, we must receive your voting instructions.  For your convenience, please use any of the following methods to submit your vote:

1.	By Internet
Follow the simple instructions on the enclosed proxy card.

2.	By Touchtone
Call the toll-free number located on your proxy card and follow the simple instructions.

3.	By Mail
Simply return your executed proxy card in the envelope provided.

If possible, please use either of the first two options to ensure your vote is captured in time for the meeting.

If you have any questions, please call Okapi Partners, our proxy solicitor, toll-free at 855-208-8902.  Representatives are available Monday - Friday 9:00am to 9:00pm (ET) and Saturday 12:00pm to 5:00pm (ET).

Please take a moment and vote today!  Thank you!